TRIBUNE TO HOLD CONFERENCE CALL WITH LENDERS ON JUNE 5

CHICAGO, May 20, 2008—Tribune Company today announced that it will hold a conference call on June 5 at 2 p.m. CT (3 p.m. ET, Noon PT) to discuss first quarter 2008 financial results.  The call date has been revised from the previously announced date of May 29 due to scheduling conflicts. The call will be hosted by Tribune’s Chairman and CEO, Sam Zell, who will be joined by other members of the company’s senior management team.

To access the call, dial 866/203-2528 (domestic) or 617/213-8847 (international) at least 10 minutes prior to the scheduled 2 p.m. start. The participant access code is 76254243. Replays of the conference call will be available June 5 through June 29. To hear the replay, dial 888/286-8010 (domestic) or 617/801-6888 (international) and use access code 50498759.

A live webcast will be accessible through www.tribune.com and through www.earnings.com. An archive of the webcast will be available June 5 through June 29.

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TRIBUNE is America’s largest employee-owned media company, operating businesses in publishing, interactive and broadcasting. In publishing, Tribune’s leading daily newspapers include the Los Angeles Times, Chicago Tribune, Newsday (Long Island, N.Y.), The Sun (Baltimore), South Florida Sun-Sentinel, Orlando Sentinel, Hartford Courant, Morning Call and Daily Press. The company’s broadcasting group operates 23 television stations, Superstation WGN on national cable, Chicago’s WGN-AM and the Chicago Cubs baseball team. Popular news and information websites complement Tribune’s print and broadcast properties and extend the company’s nationwide audience. At Tribune we take what we do seriously and with a great deal of pride. We also value the creative spirit and are nurturing a corporate culture that doesn’t take itself too seriously.

MEDIA CONTACT:
Gary Weitman
SVP/Corporate Relations
312/222-3394 (office)
gweitman@tribune.com